FUQI International Appoints New Senior Member of Management Team

Shenzhen, China, February 12, 2009 – FUQI International, Inc. (“FUQI” or the “Company”) (Nasdaq GM: FUQI), a leading designer of high quality precious metal jewelry in China, today announced that Ms. Charlene Hua has joined the Company as Executive Vice President of Finance, Capital Market and Corporate Development. In this role, Ms. Hua will be responsible for the investor and investment banking relations and corporate development of the Company. In addition, she will be working closely with the CEO and CFO in managing key strategic planning, financial reporting and marketing efforts in China.

Ms. Hua has over eleven years of diverse experience in banking, finance, consulting, business development and relationship management. She has most recently served as Chief Financial Officer of China Technology Development Group Corporation (Nasdaq: CTDC), a provider of thin-film solar energy products and solutions in China. In that role, she managed and coordinated the CTDC’s financial reporting, capital raising, financial planning and budgeting as well as investor relations initiatives. She also managed key strategic planning and business analysis efforts for CTDC. Before joining CTDC, Ms. Hua served as a Vice President at Citigroup Global Markets, Inc. from 2005 to 2007 and held other finance and consulting roles with other major corporations such as JP Morgan Chase, Arthur Andersen, and Electronic Data System in the United States. Ms. Hua graduated from the University of Illinois, Urbana-Champaign with a B.S. in Finance and Industrial Distribution Management in 1997.

“We are delighted to announce that Charlene has joined the Company as a key member of our management team,” stated Mr. Yu Kwai Chong, Chairman of FUQI International.  “She has extensive public and private company experience in the areas of finance, financial reporting, business development, strategic planning and external communications.  Her strong capital markets knowledge, and cross-cultural work experience will equip us to uphold our shareholder outreach and communications efforts.  We’re pleased to welcome Charlene to our team and look forward to her contributions as we continue to execute on our growth plan.”

“I am very impressed with FUQI’s well established business in the rapidly growing jewelry sector in China and excited to be part of the dedicated management team that I believe is well positioned to maximize the Company's full potential," said Ms. Hua. "I am confident that my strengths and experiences will further enhance the Company's investor relationship, corporate communications and marketing efforts.”

About FUQI International

Based in Shenzhen, China, FUQI International, Inc. is a leading manufacturer and distributor of high quality precious metal jewelry in China, designing, promoting, and selling a broad range of products in the large and rapidly expanding Chinese jewelry market.

Safe Harbor Statement

The statements set forth above include forward-looking statements that may involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to our acquisition of Temix in August 2008, adverse capital and credit market conditions, the vulnerability of the Company's business to a general economic downturn in China; fluctuation and unpredictability of costs related the gold, platinum and precious metals and other commodities used to make the Company's products; changes in the laws of the PRC that affect the Company's operations; the Company's recent entry into the retail jewelry market; competition from competitors; the Company's ability to obtain all necessary government certifications and/or licenses to conduct its business; development of a public trading market for the Company's securities; the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company's operations; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's reports and other filings with the Securities and Exchange Commission.

Contact Information:
Mr. Frederick Wong
Chief Financial Officer
Phone: 852 61990741 (Hong-Kong)

Bill Zima
ICR Inc. (US)
Phone: 203-682-8200